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                                                                    Exhibit 4.17


                              REMARKETING AGREEMENT

            REMARKETING AGREEMENT, dated as of July 7, 1998 (the "Agreement") by and between Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), KBHC Financing I, a Delaware statutory business trust (the "Trust"), The First National Bank of Chicago, a national banking association, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                   WITNESSETH:

            WHEREAS, the Company will issue $189,750,000 aggregate Stated Amount of its FELINE PRIDES (the "FELINE PRIDES") under the Purchase Contract Agreement, dated as of July 7, 1998, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

            WHEREAS, the Trust will issue concurrently in connection with the issuance of the FELINE PRIDES 8% Capital Securities (the "Capital Securities") in an aggregate stated liquidation amount of $189,750,000 under the Amended and Restated Declaration of Trust, dated as of July 7, 1998, by and among the Company, the Regular Trustees, the Delaware Trustee and the Institutional Trustee (the "Declaration"); and

            WHEREAS, the FELINE PRIDES will initially consist of 17,975,000 units referred to as "Income PRIDES" and 1,000,000 units referred to as "Growth PRIDES."

            WHEREAS, the sole assets of the Trust, $195,618,560 aggregate principal amount of 8% Debentures due August 16, 2003 (the "Debentures") of the Company, will be purchased by the Trust from the Company with the proceeds of the sale of the Capital Securities and the proceeds of the sale of the common securities of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"); and

            WHEREAS, the Capital Securities forming a part of the Income PRIDES (or upon a dissolution of the Trust and the distribution of Debentures in respect of such Income PRIDES as described in the Declaration, such Debentures) will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of July 7, 1998, by and among the Company, The Bank of New York, as collateral agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Purchase
Contract on the Purchase Contract Settlement Date; and
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            WHEREAS, the Capital Securities or the Debentures, as the case may be, of such Capital Security or Debenture holders electing to have their Capital Securities or Debentures remarketed, or of such Income PRIDES holders who have elected not to settle the Purchase Contracts related to their Income PRIDES from the proceeds of a Cash Settlement and who have not early settled their Purchase Contracts, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

            WHEREAS, the applicable distribution rate on the Capital Securities (and, thus, the interest rate on the Debentures) or the applicable interest rate on the Debentures, as the case may be, that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Capital Securities or the Debentures, as the case may be, should bear in order to have an approximate market value of 100.75% of the aggregate stated liquidation amount of the Capital Securities or the aggregate principal amount of the Debentures, as the case may be, on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company may limit the Reset Spread (a component of the Reset Rate) to be no higher than 300 basis points (3.00%) and the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

            WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

            WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

            NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Declaration or, if not therein defined, the Pledge Agreement.

            Section 2. Appointment and Obligations of Remarketing Agent. (a) The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for herein and in the Declaration (as in effect on the date of this Remarketing Agreement) with respect to the Trust Securities or the Indenture (as in effect on the date of


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this Remarketing Agreement) with respect to the Debentures, as the case may be, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Capital Securities or, if the Debentures have been distributed in exchange for the Capital Securities, the Debentures, will enable a Capital Security or Debenture, as the case may be, to have an approximate market value, as of the third Business Day preceding the Purchase Contract Settlement Date, of 100.75% of the stated liquidation amount in the case of such Capital Security or 100.75% of the principal amount in the case of such Debenture (provided that the Company, by notice to the Reset Agent prior to the tenth Business Day preceding the Purchase Contract Settlement Date, (x) may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 300 basis points (3.00%) and (y) shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law), and (ii) as the exclusive Remarketing Agent (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) to remarket the Capital Securities or the Debentures, as the case may be, of such Capital Security or Debenture holders electing to have their Capital Securities or Debentures remarketed, or of such Income PRIDES holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date. On the third day immediately preceding the Purchase Contract Settlement Date the distribution rate per annum on the Common Securities will also be reset to the Reset Rate on the Capital Securities, as determined by the Reset Agent. In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company, the Trust (unless the Trust shall have been dissolved) and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent or in the event that Debentures rather than Capital Securities are remarketed, and with such further changes therein as the Remarketing Agent may reasonably request, or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The Company agrees that Merrill Lynch shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.


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            (b) Pursuant to the Supplemental Remarketing Agreement, the
Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Capital Securities or the Debentures, as the case may be, that the Institutional Trustee or the Debenture Trustee (as such terms are defined in the Declaration) shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Remarketing (such remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.75% of the aggregate stated liquidation amount of such Capital Securities, plus any accrued and unpaid distributions (including any deferred distributions) or in the case of Debentures, at a price of approximately 100.75% of the aggregate principal amount of such Debentures, plus any accrued and unpaid interest (including any deferred interest). Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Capital Securities or Debentures, as the case may be, for a price less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Capital Securities or Debentures, respectively, plus accrued and unpaid distributions or accrued and unpaid interest, as the case may be. After deducting the fee specified in Section 3 below, the proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and Section 5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Capital Securities or Debentures, as the case may be, or Income PRIDES to have Capital Securities or Debentures, as the case may be, tendered for remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of this Agreement, (ii) Capital Securities or Debentures, as the case may be, tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Capital Securities or Debentures, as the case may be, at a price of not less than 100% of the stated liquidation or principal amount thereof, as the case may be, plus accrued and unpaid distributions or interest, as applicable, thereon, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

            (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Capital Securities or Debentures, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Capital Securities or Debentures for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation to the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Capital Securities or Debentures. Neither the Trust, any Trustee nor the Sponsor shall be obligated in any case to provide funds to make payment upon tender of Capital Securities or Debentures for remarketing.


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            Section 3. Fees. With respect to the Remarketing, the Remarketing
Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 50 basis points (.50%), of the aggregate stated liquidation or principal amount, as the case may be, of the remarketed Capital Securities or Debentures, as the case may be, from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Capital Securities or Debentures plus any accrued and unpaid distributions (including deferred distributions) or any accrued and unpaid interest (including any deferred interest), as the case may be. In addition, the Reset Agent shall receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

            Section 4. Replacement and Resignation of Remarketing Agent. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date, provided that the Company must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall otherwise agree. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

            (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

            Section 5. Dealing in the Securities. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Capital Securities, Debentures, Growth PRIDES, Income PRIDES or any other securities of the


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Company or the Trust. With respect to any Capital Securities, Debentures, Growth
PRIDES, Income PRIDES or any other securities of the Company or the Trust owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company and the Trust as freely as if it did not act in any capacity hereunder.

            Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company and the Trust shall use their reasonable efforts to have a registration statement relating to the Capital Securities or the Debentures, as the case may be, effective under the Securities Act of 1933 prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used in such Remarketing by the Remarketing Agent not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used in such Remarketing by the Remarketing Agent not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto. The Company shall also take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Remarketing.

            Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Capital Securities or Debentures, as the case may be, tendered for, or otherwise to be included in such, Remarketing have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Capital Securities or Debentures, as the case may be, at a price not less than 100% of the stated liquidation amount or principal amount thereof, as the case may be, plus accrued and unpaid distributions or interest, as applicable, thereon, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company, the Institutional Trustee, the Debt Trustee and the Trust shall have per formed their respective obligations in connection with the Remarketing pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Declaration, the Indenture, this Agreement and the Supplemental Remarketing Agreement (including, without limitation,


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giving the Remarketing Agent notice of the aggregate liquidation amount or principal amount, as the case may be, of Capital Securities or Debentures, as the case may be, to be remarketed no later than 10:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date and concurrently delivering the Capital Securities or Debentures to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Declaration and the Indenture) shall have occurred and be continuing, (v) the accuracy of the representations and warranties of the Company and the Trust included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company or any of its subsidiaries or of any trustee of the Trust delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi) the performance by the Company and the Trust of their covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

            (b) If at any time during the term of this Agreement, any Indenture Event of Default or Declaration Event of Default, or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default or Declaration Event of Default, has occurred and is continuing under the Indenture or the Declaration, then the obligations and duties of the Remarketing Agent and the Reset Agent under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

            Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent or Reset Agent which is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent

            Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which


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purports to conform to the requirements of this Agreement or the Supplemental
Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Capital Securities or the Debentures or, if there is any such limitation, the maximum permissible Reset Rate on the Capital Securities or the Debentures, and they shall rely solely upon written notice from the Company and the Trust (which the Company and the Trust agree to provide prior to the tenth Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Capital Securities, Debentures or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

            Section 10. Indemnification and Contribution. (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the Remarketing Agent, the Reset Agent and each such person or entity being an "Indemnified Party"), as follows:

                  (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to the Capital Securities or the Debentures, as the case may be, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company or the Trust failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of


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a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any other information (whether oral or written) or documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such information or documents) provided by the Company or the Trust for use in connection with the remarketing of the Capital Securities or the Debentures, as the case may be, or any of the transactions related thereto, or (E) any breach by the Company or the Trust of any of the representations, warranties or agreements included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or (F) any failure by the Company or the Trust to make or consummate the remarketing of the Capital Securities or the Debentures, as the case may be (including, without limitation, any Failed Remarketing), or the withdrawal, recission, termination, amendment or extension of the terms of such remarketing, or (G) any failure on the part of the Company or the Trust to comply, or any breach by the Company or the Trust of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Income PRIDES, the Growth PRIDES, the Pledge Agreement, the Declaration, the Capital Securities, the Guarantee, the Indenture or the Debenture (collectively, the "Operative Documents") or (H) the remarketing of the Capital Securities or the Debentures, as the case may be, or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in (i) above; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out or based on any matter described in (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or the Trust, to the extent that any such expense is not paid under (i) or (ii) above;


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provided, however, that the Company and the Trust shall not be liable under clause (i)(B), (i)(C) or (i)(D) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company or the Trust by the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Capital Securities or the Debentures, as the case may be.

            The Company and the Trust jointly and severally agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or the Trust or their respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

            The Company and the Trust jointly and severally agree that, without Merrill Lynch's prior written consent, neither of them will settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

            (b) If the indemnification provided for in Section 10(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company and the Trust, jointly and severally, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of the Capital Securities or the Debentures, as the case may be, contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company


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and the Trust on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of the Capital Securities or the Debentures, as the case may be, contemplated hereby shall be deemed to be in the same respective proportions as the aggregate liquidation amount of the Capital Securities or the aggregate principal amount of the Debentures, as the case may be, which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust, on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Trust, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(b). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(b) shall be deemed to include any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (c) In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or the Trust, the Company and the Trust, jointly and severally, agree to reimburse the Remarketing Agent or the Reset Agent, as the case may be, for all reasonable expenses, as incurred, which are incurred by the Remarketing Agent or the Reset Agent, as the case may be, in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Remarketing Agent or the Reset Agent, as the case may be, in an amount to be mutually agreed upon. In addition, the Company and the Trust, jointly and severally, agree to compensate the Remarketing Agent or the Reset Agent, as the case may be, in an amount to be mutually agreed upon per person per day for each day that an officer, director or employee of the Remarketing Agent or the Reset Agent, as the case may be, or any of their respective affiliates is involved in preparation, discovery or testimony pertaining to any litigation, discovery or investigation in connection with this Agreement or the Supplemental Remarketing Agreement.

            (d) Promptly after receipt by an Indemnification Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Party will notify the Company and the Trust in writing of such claim or of the commencement of such action or proceeding, but failure so to notify the Company and the Trust will not relieve the Company and the Trust from any liability which they may have to such Indemnified Party under this indemnification and contribution agreement, and in any event will not relieve the Company and the Trust from any other liability that they may have to such Indemnified Party. Merrill Lynch shall have the right to select counsel in connection with any transaction for which any Indemnified Party may be entitled to indemnification or contribution hereunder, provided that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (e) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

            Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 12. Term of Agreement. (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Capital Securities or Debentures are outstanding, or, if earlier, the Business Day immediately following the Purchase Contract Settlement Date. Anything herein to the contrary notwithstanding, the provisions of the last section of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect.

            (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Reset Agent or any of their controlling persons, or by or on behalf of the Company, the Trust or the Purchase Contract Agent, and shall survive the remarketing of the Capital Securities or the Debentures, as the case may be.

            Section 13. Successors and Assigns. The rights and obligations of the Company, the Trust and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Reset Agent. The rights and obligations of the Remarketing Agent and the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust, the Purchase Contract Agent, the Remarketing Agent and the Reset Agent and their respective successors and assigns and the other Indemnified Parties (as defined in Section 10 hereof) and the successors, assigns, heirs and legal representatives of the Indemnified Parties. The terms "successors" and "assigns" shall not include any purchaser of Securities, Capital Securities or Debentures merely because of such purchase.

            Section 14. Headings. Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

            Section 15. Severability. If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

            Section 16. Counterparts. This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

            Section 17. Amendments. This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company, the Trust and the Purchase Contract Agent agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Declaration, the Indenture, the Pledge Agreement, the Debentures, the Capital Securities, the FELINE PRIDES or any other instruments or agreements relating to the Capital Securities, the Debentures or the FELINE PRIDES which would in any way affect the rights, duties or obligations of the Remarketing Agent or the Reset Agent without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be.

            Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Kaufman and Broad Home Corporation, 10990 Wilshire Blvd., Los Angeles, CA 90024, Attention: Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Vincent J. Pisano; if to the Remarketing Agent or Reset Agent, to Merrill Lynch & Co. at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1209, Attention: Phil Jones, with a copy to Brown & Wood LLP, 555 California Street, San Francisco, CA 94104, Attention: Eric S. Haueter; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

            Section 19. Information. The Company and the Trust agree to furnish the Remarketing Agent and the Reset Agent with such information and documents as the

Remarketing Agent or the Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent, the Reset Agent and any accountant, attorney or other advisor retained by the Remarketing Agent or the Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants and the Trust's trustees to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

            Section 20. Other. Subject to the provisions of the next succeeding paragraph, not later than 35 Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request), the Company will deliver to the Remarketing Agent either (A) an opinion of legal counsel (which counsel shall be reasonably acceptable, and which opinion shall be in form and substance reason ably acceptable, to the Remarketing Agent) to the effect that the Capital Securities or, if the Debentures are being remarketed, the Debentures are not subject to, or are exempt from, the usury provisions of Article XV, ss. 1 of the California Constitution (together with any successor provisions thereto, the "Usury Provisions") or (B) a certificate, signed by the Company's Chief Financial Officer and General Counsel, to the effect that the Company has filed an application for qualification of the Capital Securities under the California Corporate Securities Law of 1968, as amended, or any successor thereto (the "CSL"), which, if and when granted, will entitle the Capital Securities or, if the Debentures are being remarketed, the Debentures to the exemption from the Usury Provisions provided by Section 25116 (or any successor thereto) of the CSL or (C) in the event that the Company is unable to deliver the opinion referred to in clause (A) of this sentence and the exemption provided by Section 25116 (or any successor thereto) of the CSL is no longer available, a certificate, signed by the Company's Chief Financial Officer and General Counsel, to the effect that (i) the Company has been unable to obtain such opinion and that such exemption is no longer available and (ii) the Reset Rate shall in no event exceed the Maximum Rate (as defined below), and setting forth the Maximum Rate. The Company and the Trust will use their best effort to obtain the opinion referred to in clause (A) of the preceding sentence or, in the event that an application contemplated by clause (B) of the preceding sentence is filed, the Company and the Trust will use their best efforts to obtain such qualification and the permit entitling the Capital Securities or the Debentures, as the case may be, to the exemption from the Usury Provisions prior to the tenth Business Day before the Purchase Contract Settlement Date.

         The provisions of the immediately preceding paragraph shall not be applicable if each of the Reset Agent and the Company shall determine, each in its sole and absolute discretion, on the date which is 35 Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request), that there is no reasonable likelihood that (i) the interest rate on the Two-Year Benchmark Treasury (as defined in the Declaration) plus three hundred basis points (3%) will, as of the Purchase Contract Settlement Date (as defined in the Supplemental Remarketing Agreement attached hereto as Exhibit A), exceed the maximum per annum rate (the "Maximum Rate") specified under Article XV, ss.1,
Section 1, Paragraph (2) of the California Constitution ("Paragraph (2)"); provided that, for purposes of determining the Discount Rate (as defined below) for purposes of clause (b) of Paragraph (2), the parties shall use the lower of the Discount Rate as of May 25, 1998 and the Discount Rate as of July 25, 2001. Notwithstanding the foregoing, if, prior to the tenth Business Day prior to the Purchase Contract Settlement Date, either the Reset Agent or the Company shall determine, in its sole and absolute discretion, that there is a possibility that the rate of interest on the Two-Year Benchmark Treasury plus the actual Reset Spread (as defined in the Declaration) as determined by the Reset Agent will in fact exceed the Maximum Rate, then, upon notice from the Reset Agent, the Company will, as soon as possible, either deliver the opinion of counsel contemplated by clause (A), or file the application for qualification and deliver the officers' certificate contemplated by clause (B), or deliver the officers' certificate contemplated by clause (C), of the immediately preceding paragraph, in which case the provisions of the immediately preceding paragraph shall be applicable and the Company shall otherwise comply with the requirements of the immediately preceding paragraph. As used in this paragraph, the term "Discount Rate" means the rate of interest prevailing on the 25th day of the applicable month established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13a of the Federal Reserve Act as now in effect or hereafter from time to time amended (or if there is no such single determinable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the State of California unless some other person or agency is delegated such authority by the California Legislature.)

            IN WITNESS WHEREOF, each of the Company, the Trust, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                KAUFMAN AND BROAD
                                  HOME CORPORATION


                                By:     /s/ Dennis Welsch
                                   ---------------------------------------------
                                     Name:  Dennis Welsch
                                     Title: Vice President

                                KBHC FINANCING I


                                By:     /s/ Dennis Welsch
                                   ---------------------------------------------
                                     Name:  Dennis Welsch
                                     Title: Vice President

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:     /s/ Matthew M. Pendo
    ---------------------------------------------
      Authorized Signatory

THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts


By:     /s/ Mark J. Frye
    ---------------------------------------------
     Name:  Mark J. Frye
     Title: Asst. Vice President

                                                                    Exhibit A to
                                                           Remarketing Agreement

                   Form of Supplemental Remarketing Agreement

      Supplemental Remarketing Agreement dated August __, 2001 among Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), [delete reference to the Trust if Debentures are being remarketed] KBHC Financing I, a Delaware statutory business trust (the "Trust"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), and The First National Bank of Chicago, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto)

      NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of July __, 1998 (the "Remarketing Agreement") among the Company, KBHC Financing I, a Delaware statutory business trust, the Purchase Contract Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

      2. Registration Statement and Prospectus. The Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (Nos. 333-51825 and 333-51825-01), including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended (the "1933 Act"), and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; [the related preliminary prospectus dated __________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplemented dated ________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated ] are hereinafter called, [collectively,] the "Prospectus". The Company and the Trust have provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consent to the use of the [preliminary prospectus] and the

Prospectus in connection with the remarketing of the Securities. [In the event that a Registration Statement is not required, insert the following: The Company and the Trust have provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus", [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company and the Trust hereby consent to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Securities]. All references in this Agreement to amendments or supplements to the Registration Statement [, the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement [, the preliminary prospectus] or the Prospectus, as the case may be.

      3. Provisions Incorporated by Reference.

            (a) Subject to Section 3(b), the provisions of the Underwriting Agreement (other than Section 2, Section 6, Section 7 and Section 10 thereof) are incorporated herein by reference, mutatismutandis, and the Company and the Trust hereby make the representations and warranties, and agree to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of
Section 3(b) hereof.

            (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to Merrill Lynch, Pierce, Fenner & Smith Incorporated, ("Merrill Lynch"); (ii) all references therein to the "Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Time" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement" [, any "preliminary prospectus"] or the "Prospectus" shall be deemed to refer to [the Registration Statement, the preliminary prospectus and] the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to the Date of Delivery shall be disregarded; (viii) Section

5(e) of the Underwriting Agreement shall be amended to refer solely to the Securities (as defined herein) and the ratings set forth therein shall be o from Moody's and o from S&P; (ix) the references in Section 1(a)(iv) of the Underwriting Agreement to the "Registration Statement" and the "Prospectus" shall be deemed to refer to [the Registration Statement (as defined herein and] the Prospectus (as defined herein) in the form first provided to the Remarketing Agent for use in connection with the remarketing of the Securities, [respectively], (x) the reference in Section 9(a)(i) of the Underwriting Agreement to the "Registration Statement" shall be deemed to refer to the Prospectus in the form first provided to the Remarketing Agent for use in connection with the remarketing of the Securities; (xi) Section 9(a)(iv) of the Underwriting Agreement shall be deemed to also include a reference to the Securities (as defined herein); and (xii) [other changes].

      4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate stated liquidation or principal amount, as the case may be, of Securities set forth in Schedule I hereto at a purchase price not less than 100% of the aggregate stated liquidation amount or aggregate principal amount, as the case may be, of the Securities plus any accrued and unpaid distributions or interest, as applicable, thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 50 basis points (.50%) of such aggregate stated liquidation or principal amount, as the may be, payable by deduction from any amount received in connection from such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount, as the case may be, of the Securities plus accrued and unpaid distribution or interest, as the case may be. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of
Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Trust, any Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

      5. Delivery and Payment. Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent, the Company and the Trust. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed

Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

      If the Securities are not represented by a Global Security held by or on behalf of The Depositary Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Trust, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

      6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Kaufman and Broad Home Corporation, 10990 Wilshire Blvd., Los Angeles, CA 90024, Attention: Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022,
Attention: Vincent J. Pisano; if to the Remarketing Agent, to Merrill Lynch & Co. at Merrill Lynch, Pierce, Fenner & Smith Incorporated, at World Financial Center, North Tower, 250 Vesey Street, New York, NY 10281, Attention: __; with a copy to Brown & Wood LLP, 555 California Street, San Francisco, CA 94104,
Attention: Eric S. Haueter; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

      7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Securities will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 5 of the Underwriting Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing

Closing Date of the representations and warranties of the Company and the Trust included and incorporated by reference herein and the performance by the Company and the Trust of their respective obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section 9 of the Underwriting Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

      8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the Remarketing Agent.

                                      Very truly yours,

                                      KAUFMAN AND BROAD HOME CORPORATION


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      [KBHC Financing I]


                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
   ---------------------------------------
      Authorized Signatory

[Add other Remarketing Agents, if any]

THE FIRST NATIONAL BANK OF CHICAGO
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts


By:
   ---------------------------------------

Name:
Title:

                                   SCHEDULE I

Securities subject to the remarketing: 8% Capital Securities of the Trust/8%
     Debentures due August 16, 2003 of the Company (the "Securities")

Purchase Contract Agreement, dated as of July 7, 1998 (the "Purchase Contract
     Agreement") by and between Kaufman and Broad Home Corporation, a Delaware corporation, and The First National Bank of Chicago, a national banking association

     Pledge Agreement dated as of July 7, 1998 (the "Pledge Agreement") by and between Kaufman and Broad Home Corporation, a Delaware corporation, The First National Bank of Chicago, a national banking association, and The Bank of New York

Amended and Restated Declaration of Trust dated as of July 7, 1998 (the
     "Declaration") of KBHC Financing I, a Delaware statutory business trust

Indenture dated as of June 30, 1998 (the "Base Indenture") by and between
     Kaufman and Broad Home Corporation, a Delaware corporation, and The First National Bank of Chicago

     First Supplemental Indenture, dated as of June 30, 1998 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") by and between Kaufman and Broad Home Corporation, a Delaware corporation, and The First National Bank of Chicago

Aggregate [Liquidation Amount/Principal Amount] of Securities:  $_______________

Underwriting Agreement, dated June 30, 1998 (the "Underwriting Agreement") among Kaufman and Broad Home Corporation, KBHC Financing I, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation.

Remarketing Closing Date, Time and Location:


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